UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
September 23, 2009

MEDAREX, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

707 State Road, Princeton, N.J. 08540
(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 430-2880

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 23, 2009, Medarex, Inc., a wholly owned subsidiary of Bristol-Myers Squibb Company, issued, under the terms of the indenture for Medarex’s 2.25% Convertible Senior Notes due May 15, 2011 (the “Convertible Notes”), a notice of change in control (the “Company Notice”) to holders of the Convertible Notes and commenced an offer to repurchase any and all Convertible Notes delivered by holders of Convertible Notes for repurchase (the “Offer to Repurchase”) in accordance with the Company Notice and the Convertible Notes indenture.

The press release relating to the Offer to Repurchase is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

This Current Report does not constitute an offer to repurchase the Convertible Notes or a notice of change in control under the Convertible Notes indenture and is qualified in its entirety by reference to the Company Notice and the Convertible Notes indenture. Holders of Convertible Notes should read the Company Notice and the Convertible Notes indenture for additional information.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated September 24, 2009, relating to the Offer to Repurchase the Convertible Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC Registrant

By:	/s/ Jeremy Levin
JEREMY LEVIN
PRESIDENT

September 24, 2009

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated September 24, 2009, relating to the Offer to Repurchase the Convertible Notes.